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PRESS RELEASE


           SPORTS RESORTS INTERNATIONAL, INC. ANNOUNCES ENGAGEMENT OF
                               GRANT THORNTON LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

Contact:  Gregory T. Strzynski
Phone:  989-725-8354

OWOSSO, Mich., May 15, 2002/PRNewswire/ -- Sports Resorts International, Inc. (the "Company") (Nasdaq small cap: SPRI) announces that on May 10, 2002 it engaged Grant Thornton LLP to provide audit services for the fiscal year ending December 31, 2002. Gregory T. Strzynski, the Company's Chief Financial Officer, said "we expect to seek shareholder ratification of the appointment of Grant Thornton at our 2002 Annual Meeting of Shareholders." Grant Thornton replaces Deloitte & Touche LLP as the Company's independent public accountants.

Currently, the Company - through its subsidiaries - is engaged in the manufacture and sale of bedliners and other truck accessories, and the ownership and operation of a multi-purpose motor sports facility located near Brainerd, Minnesota.

Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated events or activities. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to financial, economic, regulatory and political factors as described in the Company's filings with the Securities and Exchange Commission. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

For further information contact Investor Relations or Mr. Gregory T. Strzynski, Chief Financial Officer (Phone: 989-725-8354)